Exhibit 10.2

IMPERIUM ADVISERS, LLC
515 Madison Avenue
New York, NY 10022

January 24, 2012

Integrated BioPharma, Inc.
225 Long Avenue
Hillside, NJ 07205

Re:           Extension of Forbearance Agreement

Ladies and Gentlemen:

Reference is made to the Forbearance Agreement, dated as of October 4, 2011 (as amended, the “Forbearance Agreement”), by and between Integrated BioPharma, Inc. (the “Company”) and Imperium Advisers, LLC, in its capacity as collateral agent (in such “Collateral Agent”) for itself and the Investors referred to therein.  Capitalized terms used and not otherwise defined in this letter shall have the meanings ascribed to them in the Forbearance Agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby acknowledged, confirmed and agreed that all references in the Forbearance Agreement to “December 31, 2011” are hereby amended to mean “January 27, 2012”.

Furthermore, any interest payments which are due and payable to the Collateral Agent by the Company on or after the date of this letter through January 27, 2012 pursuant to terms of the 8% Senior Secured Notes of Integrated BioPharma, Inc. shall accrue and be due and payable on January 28, 2012.

Except as expressly modified pursuant hereto, no other changes or modifications to the Forbearance Agreement are intended or implied, and in all other respects, the Forbearance Agreement is hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof.

The effectiveness of this letter agreement shall be subject to the receipt by Collateral Agent of an original (or electronic copy) of this letter agreement duly executed and delivered by the Company.

Very truly yours,

IMPERIUM ADVISERS, LLC,
                    as Collateral Agent on behalf of Investors

By:  /s/ William C. Steward
Name:  William C. Steward
Title:  CFO

ACKNOWLEDGED, ACCEPTED AND AGREED:

INTEGRATED BIOPHARMA, INC.

By:  /s/ Dina L. Masi
Name:  Dina L. Masi
Title:  CFO